Exhibit 10.1

                                 Amendment No. 1
                                     to the
                              Employment Agreement
                                     between
                   X-Rite, Incorporated and Michael C. Ferrara
                   -------------------------------------------

This Amendment No. 1 is entered into this third day of October, 2005, to amend certain provisions of the Employment Agreement, dated September 30, 2003 (the "Employment Agreement"), between X-Rite, Incorporated ("X-Rite") and Michael C. Ferrara ("Executive"). Except as expressly provided in this Amendment, the Employment Agreement remains unchanged and in full force and effect.

X-Rite and Executive hereby agree that the Employment Agreement is amended as follows:

1. Section 2 of the Employment Agreement is amended to read in its entirety as follows:

          2. Term of Agreement. The "initial term" of this Agreement shall commence September 30, 2003, and extend through December 31, 2007. The term of this Agreement shall be, without further action, extended for a one-year period commencing on January 1, 2008 and extending through December 31, 2008. The term of this Agreement may be further extended under the terms of
     Section 6 of this Agreement, unless terminated pursuant to Section 7 of this Agreement. For purposes of Section 8.b., Executive's retirement on or after December 31, 2008 will be retirement with the consent of the Board of Directors of X-Rite.

2. Section 3(h) of the Employment Agreement is amended to read in its entirety as follows:

          h. Restricted Stock. Executive will be entitled to an award of ten thousand (10,000) shares on December 31, 2003, and annually on each anniversary of such date under the X-Rite Second Restricted Stock Plan, provided that Executive remains in the employ of X-Rite under this Agreement on such anniversary date. All restricted shares awarded under the Second Restricted Stock Plan during the initial term of this Agreement shall vest on December 31, 2006, provided, Executive remains in the employ of X-Rite on such date, and all restricted shares awarded during any other year during the term of this Agreement shall vest on the one (1) year anniversary of the grant of such restricted shares; provided Executive remains in the employ of X-Rite on the relevant vesting date. All such restricted shares granted hereunder will be subject to all terms and conditions of the X-Rite Second Restricted Stock Plan. The Second Restricted Stock Plan is attached hereto as Exhibit C.

3. Section 3 of the Employment Agreement is amended to add a subsection 3.i. which reads in its entirety as follows:

          i. Financial Planning. Executive will be entitled to reimbursement by the Company for expenses incurred for financial/retirement planning services; provided that said amount of the reimbursement will not exceed $3,000 in 2005 and an additional $5,000 in aggregate thereafter.

4. Section 6 of the Employment Agreement is amended to read in its entirety as follows:

          6. Renewal. At the end of the one-year extension period provided in
     Section 2 of this Agreement, the term of this Agreement shall be automatically extended for up to two (2) periods of one (1) year each (commencing at the end of the previous one-year extension period) unless either X-Rite or Executive shall notify the other in writing no later than ninety (90) days prior to the end of the then current period that it or he does not choose to extend the term of this Agreement.

5. Section 7(e) of the Employment Agreement is amended to read in its entirety as follows:

          e. Termination by Notice. X-Rite and Executive shall each have the right to terminate their employment relationship prior to the expiration of the then current term for reasons other than those provided above in this
     Section 7 by giving written notice to the other party specifying the date of termination. If X-Rite terminates this Agreement pursuant to this
     Section 7(e), X-Rite shall have the obligations set forth in Section 8(b).

6. Section 8(d) of the Employment Agreement is amended to read in its entirety as follows:

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          d. Description of Severance Pay and Benefits. Severance pay shall be the monthly severance payments equal to Executive's monthly salary for the last full month immediately preceding the termination of his employment, plus one-twelfth (1/12) of Executive's cash bonus for the calendar year immediately preceding the termination of his employment and medical and dental benefits shall be as described in Section 3(c), and other benefits shall be as set forth in Section 8(e)(i)-(iv).

In witness whereof, X-Rite has caused this Amendment to be executed by a duly authorized corporate officer and Executive has executed this Agreement as of the date and year first above written.


                                                       X-RITE, INCORPORATED


BY: /s/ Michael C. Ferrara                             BY: /s/ John E. Utley
        ------------------                                 -----------------
        Michael C. Ferrara                                 John E. Utley,
                                                           Chairman of the Board